                                                                    EXHIBIT 99.6

                CONSENT OF DAVID Y. HOWE TO BE NAMED A DIRECTOR

       I hereby consent to my being named in the Registration Statement on Form S-4 of Stratos Lightwave, Inc. (the "Company") as a person who will become a director of the Company upon consummation of the transactions contemplated therein.

August 18, 2003                          /s/ DAVID Y. HOWE